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                                                                   Exhibit 10.14

                  CLEAR CHANNEL DIRECTOR DESIGNATION AGREEMENT

       This Clear Channel Director Designation Agreement, dated as of January 28, 2003 (this "Agreement"), is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"). The Company and Clear Channel are collectively referred to herein as the "Parties."

                                   WITNESSETH

       WHEREAS, the Company and Clear Channel, and certain other current and former investors in the Company are parties to an Amended and Restated Shareholders Agreement, dated August 8, 2000 (the "2000 Agreement"), that relates to, among other things, the designation of the Company's directors, but is being amended on or about the date hereof to delete the director designation provisions, which will no longer be part of the arrangements between the Company and such investors;

       WHEREAS, the Company and Clear Channel and certain other investors in the Company are parties to a Director Designation Agreement (the "Director Designation Agreement"), dated the date hereof, that relates to the designation of director nominees for certain investors, including Clear Channel; and

       WHEREAS, the Company and Clear Channel believe it to be in the best interests of the Company and the best interests of Clear Channel to continue to have certain agreements with respect to the designation of directors of the Company.

       NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

       Section 1. Definitions.

       Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

       Common Stock: means all classes and series of the common stock of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and

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liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

       Common Stock Deemed Outstanding: means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion, exchange, or exercise in full, of all Convertible Securities, whether or not the Convertible Securities are convertible into or exercisable or exchangeable for Common Stock at such time.

       Convertible Securities: means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Company's Series A Convertible Preferred Stock, the Company's 8.25% Series B Convertible Redeemable Preferred Stock, the Company's 8.25% Series C Convertible Redeemable Preferred Stock, the Series GM 10% Senior Secured Convertible Notes due 2009 of the Company and XM Satellite Radio Inc. ("XM"), the 10% Senior Secured Discount Convertible Notes due 2009 of the Company and XM and the Warrant to purchase 10,000,000 shares of the Company's Class A common stock issued to General Motors Corporation.

       Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

       Section 2. Board of Directors. If Clear Channel ceases to be a party to the Director Designation Agreement, then the Company shall take all measures necessary to ensure that Clear Channel's Board member designee remains on the Company's Board of Directors including, without limitation, nominating, or causing to be nominated, one (1) member of the Company's Board of Directors designated by Clear Channel; provided however, that the Company's Board of Directors shall not designate a nominee for Clear Channel if it does not hold
(A) in excess of 5% of the Common Stock Deemed Outstanding or (B) the full amount of its original investment in the Company.

       Section 3. Specific Performance. Each Party acknowledges (i) that it will be impossible to measure in money the damage to each other Party if any of them or any legal representative of any Party fails to comply with any of the provisions of this Agreement, (ii) that every such provision is material, and
(iii) that in the event of any such failure, the Company and the other Parties will not have an adequate remedy at law or in damages. Accordingly, each Party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved Party without the posting of any bond or other security, to compel specific performance of all of the terms hereof, and waives any defense thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability or relief in damages.

                                      -2-

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       Section 4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

       EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, AND (ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

       Section 5. Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective successors and permitted assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

       Section 6. Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       Section 7. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

       Section 8. Future Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

       Section 9. Termination. This Agreement shall be immediately terminated upon any of the following: (i) the unanimous written consent to the termination hereof by the Parties hereto or (ii) the dissolution, bankruptcy or receivership of the Company.

                                      -3-

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       IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.

By: /s/ Joseph M. Titlebaum
    --------------------------------------
Name: Joseph M. Titlebaum
Title: Senior Vice President, General Counsel
and Secretary







              [Signature Page to Clear Channel Director Agreement]

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CLEAR CHANNEL INVESTMENTS, INC.

By: /s/ Randall T. Mays
    --------------------------------------
Name: Randall T. Mays
Title: Executive Vice President







              [Signature Page to Clear Channel Director Agreement]